Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE
Omaha, Nebraska

November 8, 2023

MEDIA CONTACT:

Karen Marotta

Greystone

212-896-9149

Karen.Marotta@greyco.com

INVESTOR CONTACT:

Andy Grier

Investors Relations

402-952-1235

Greystone Housing Impact Investors Reports Third Quarter 2023 Financial Results

Omaha, Nebraska – On November 8, 2023, Greystone Housing Impact Investors LP (NYSE: GHI) (the “Partnership”) announced financial results for the three and nine months ended September 30, 2023.

Financial Highlights

The Partnership reported the following results as of and for the three months ended September 30, 2023:

•
Net income of $0.39 per Beneficial Unit Certificate (“BUC”), basic and diluted
•
Cash Available for Distribution (“CAD”) of $0.25 per BUC
•
Total assets of $1.55 billion
•
Total Mortgage Revenue Bond (“MRB”) and Governmental Issuer Loan (“GIL”) investments of $1.1 billion

The Partnership reported the following results for the nine months ended September 30, 2023:

•
Net income of $1.84 per BUC, basic and diluted
•
CAD of $1.67 per BUC

In September 2023, the Partnership announced that the Board of Managers of Greystone AF Manager LLC declared a quarterly distribution to the Partnership's BUC holders of $0.44 per BUC. The distribution consisted of a regular quarterly cash distribution of $0.37 per BUC and a supplemental distribution payable in the form of additional BUCs equal in value to $0.07 per BUC. The supplemental distribution of additional BUCs was paid at a ratio of 0.00418 BUCs for each issued and outstanding BUC as of the record date. The distribution was paid on October 31, 2023, to BUC holders of record as of the close of trading on September 29, 2023. While the Board has not yet declared any distributions for subsequent quarters, the Board currently intends to declare additional supplemental distributions of $0.07 per BUC payable in the form of additional BUCs during the fourth quarter of 2023 and the first quarter of 2024.

Recent Investment and Financing Activity

The Partnership reported the following updates for the third quarter of 2023:

•
Advanced funds on MRB and taxable MRB investments totaling $11.7 million.
•
Advanced funds on GIL and property loan investments totaling $34.5 million.
•
Advanced funds to joint venture equity investments totaling $10.2 million, which includes funds advanced to The Jessam at Hays Farm, the Partnership’s first investment with a new multifamily developer partner.
•
Freddie Mac executed forward purchases of three GIL investments during the quarter. The Partnership’s GIL and property loan investments totaling $109.4 million associated with construction financing were settled in full at par plus accrued interest.
•
Received TOB trust financing proceeds totaling $41.5 million as leverage on various investment fundings.

The Partnership reported the following updates for the nine months ended September 30, 2023:

•
The Partnership realized investment income and gains on sale of joint venture equity investments totaling $25.0 million, resulting in approximately $0.96 of net income and CAD per BUC after related expenses and allocation of Tier 2 income to the Partnership’s general partner.

In November 2023, the Partnership completed a new secured financing transaction (the “TEBS Residual Financing”) secured by its residual interests in three Freddie Mac Tax Exempt Bond Securitization financings (“TEBS Financings”). The transaction involved the sale of the TEBS Financings residual interests to a governmental entity, which then issued and sold $61.5 million of senior Affordable Housing Multifamily Certificates to unaffiliated investors. The Partnership retained $20.5 million of residual Affordable Housing Multifamily Certificates as part of the transaction. The Partnership received net proceeds of approximately $60.4 million after payment of transaction-related costs. The $61.5 million of senior Affordable Housing Multifamily Certificates represent secured financing of the Partnership for financial reporting purposes. The senior Affordable Housing Multifamily Certificate holders are entitled to interest at a fixed rate of 7.125% per annum as well as certain principal payments from the assets within the TEBS Residual Financing. The TEBS Residual Financing has a maximum term ending in July 2034. The Partnership used $57.9 million of the net proceeds to pay down existing variable-rate corporate debt with a higher interest rate and a shorter maturity.

Management Remarks

“Our third quarter and year-to-date results continue to demonstrate strong returns from the execution of our core strategies,” said Kenneth C. Rogozinski, the Partnership’s Chief Executive Officer.

“The closing of the TEBS Residual Financing provides many benefits to the Partnership. This new debt financing provides non-recourse, non-mark-to-market financing that generates effective interest cost savings of approximately 3.9% per annum compared to our prior variable-rate corporate debt which was secured by the same collateral. We have also successfully extended the term of the financing by approximately nine years,” Rogozinski added.

Investment Portfolio Updates

The Partnership announced the following updates regarding its investment portfolio:

•
All affordable multifamily MRB and GIL investments are current on contractual principal and interest payments and the Partnership has received no requests for forbearance of contractual principal and interest payments from borrowers as of September 30, 2023.

•
The Partnership continues to execute its hedging strategy, primarily through interest rate swaps, to reduce the impact of recently volatile market interest rates. The Partnership received net swap payments of approximately $1.7 million and $3.8 million during the three and nine months ended September 30, 2023, respectively.
•
Two joint venture equity investment properties were at least 90% occupied as of September 30, 2023 and two other properties have begun leasing activities. Seven of the Partnership’s joint venture equity investments are currently under construction or in development, with none having experienced material supply chain disruptions for either construction materials or labor to date.
•
The Partnership owns the Suites on Paseo MF Property near San Diego State University. The property continues to meet all direct obligations with cash flows from operations and was 100% occupied as of September 30, 2023, which includes a master lease with San Diego State University for 140 beds for the 2023-2024 academic year.

Earnings Webcast & Conference Call

The Partnership will host a conference call for investors on Wednesday, November 8, 2023 at 4:30 p.m. Eastern Time to discuss the Partnership’s Third Quarter 2023 results.

For those interested in participating in the question-and-answer session, participants may dial-in toll free at (877) 407-8813. International participants may dial-in at +1 (201) 689-8521. No pin or code number is needed.

The call is also being webcast live in listen-only mode. The webcast can be accessed via the Partnership's website under “Events & Presentations” or via the following link:

https://event.choruscall.com/mediaframe/webcast.html?webcastid=0RYFYMPS

It is recommended that you join 15 minutes before the conference call begins (although you may register, dial-in or access the webcast at any time during the call).

A recorded replay of the webcast will be made available on the Partnership’s Investor Relations website at http://www.ghiinvestors.com.

About Greystone Housing Impact Investors LP

Greystone Housing Impact Investors LP was formed in 1998 under the Delaware Revised Uniform Limited Partnership Act for the primary purpose of acquiring, holding, selling and otherwise dealing with a portfolio of mortgage revenue bonds which have been issued to provide construction and/or permanent financing for affordable multifamily, seniors and student housing properties. The Partnership is pursuing a business strategy of acquiring additional mortgage revenue bonds and other investments on a leveraged basis. The Partnership expects and believes the interest earned on these mortgage revenue bonds is excludable from gross income for federal income tax purposes. The Partnership seeks to achieve its investment growth strategy by investing in additional mortgage revenue bonds and other investments as permitted by its Second Amended and Restated Limited Partnership Agreement, dated December 5, 2022 (the “Partnership Agreement”), taking advantage of attractive financing structures available in the securities market, and entering into interest rate risk management instruments. Greystone Housing Impact Investors LP press releases are available at www.ghiinvestors.com.

Safe Harbor Statement

Certain statements in this press release are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of statements that include, but are not limited to, phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “potential,” “continue,” or other similar words or phrases. Similarly, statements that describe objectives, plans, or goals also are forward-looking statements. Such forward-looking statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Partnership. The Partnership cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied, or projected by such forward-looking statements. Risks and uncertainties include, but are not limited to: defaults on the mortgage loans securing our mortgage revenue bonds and governmental issuer loans; the competitive environment in which the Partnership operates; risks associated with investing in multifamily, student, senior citizen residential properties and commercial properties; general economic, geopolitical, and financial conditions, including the current and future impact of changing interest rates, inflation, and international conflicts on business operations, employment, and financial conditions; current financial conditions within the banking industry, including the effects of recent failures of financial institutions, liquidity levels, and responses by the Federal Reserve, Department of the Treasury, and the Federal Deposit Insurance Corporation to address these issues; uncertain conditions within the domestic and international macroeconomic environment, including monetary and fiscal policy and conditions in the investment, credit, interest rate, and derivatives markets; adverse reactions in U.S. financial markets related to actions of foreign central banks or the economic performance of foreign economies, including in particular China, Japan, the European Union, and the United Kingdom; the general condition of the real estate markets in the regions in which we operate, which may be unfavorably impacted by increases in mortgage interest rates, slowing economic growth, persistent elevated inflation levels, and other factors; changes in interest rates and credit spreads, as well as the success of any hedging strategies the Partnership may undertake in relation to such changes, and the effect such changes may have on the relative spreads between the yield on investments and cost of financing; persistent inflationary trends, spurred by multiple factors including expansionary monetary and fiscal policy, higher commodity prices, a tight labor market, and low residential vacancy rates, which may result in further interest rate increases and lead to increased market volatility; the Partnership’s ability to access debt and equity capital to finance its assets; current maturities of the Partnership’s financing arrangements and the Partnership’s ability to renew or refinance such financing arrangements; exercising of redemption rights by the holders of the Series A Preferred Units; local, regional, national and international economic and credit market conditions; recapture of previously issued Low Income Housing Tax Credits in accordance with Section 42 of the Internal Revenue Code; geographic concentration of properties related to investments held by the Partnership; changes in the U.S. corporate tax code and other government regulations affecting the Partnership’s business; and the other risks detailed in the Partnership’s SEC filings (including but not limited to, the Partnership’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K). Readers are urged to consider these factors carefully in evaluating the forward-looking statements.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the developments and future events concerning the Partnership set forth in this press release may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this document. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. The Partnership assumes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless obligated to do so under the federal securities laws.

GREYSTONE HOUSING IMPACT INVESTORS LP

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2023		2022		2023		2022
Revenues:
Investment income	$20,537,399		$16,563,509		$62,255,855		$44,792,212
Property revenues	1,198,892		1,914,200		3,532,868		5,785,742
Other interest income	4,621,098		4,126,695		13,677,110		8,465,788
Other income	116,747		-		250,214		-
Total revenues	26,474,136		22,604,404		79,716,047		59,043,742
Expenses:
Real estate operating (exclusive of items shown below)	873,668		1,520,589		2,090,613		3,563,672
Provision for credit losses (Note 13)	(562,000)		-		(1,881,000)		-
Depreciation and amortization	413,433		688,488		1,223,822		2,056,512
Interest expense	10,717,401		8,035,982		37,677,382		18,750,079
General and administrative	5,328,469		4,505,056		15,510,475		11,995,781
Total expenses	16,770,971		14,750,115		54,621,292		36,366,044
Other Income:
Gain on sale of investments in unconsolidated entities	32,385		10,580,781		22,725,398		39,664,032
Income before income taxes	9,735,550		18,435,070		47,820,153		62,341,730
Income tax expense (benefit)	6,172		(81,523)		12,381		(45,562)
Net income	9,729,378		18,516,593		47,807,772		62,387,292
Redeemable Preferred Unit distributions and accretion	(700,156)		(716,490)		(2,245,988)		(2,150,734)
Net income available to Partners	$9,029,222		$17,800,103		$45,561,784		$60,236,558

Net income available to Partners allocated to:
General Partner	$25,049		$142,394		$3,514,195		$3,111,474
Limited Partners - BUCs	8,922,236		17,552,792		41,737,030		56,882,236
Limited Partners - Restricted units	81,937		104,917		310,559		242,848
	$9,029,222		$17,800,103		$45,561,784		$60,236,558
BUC holders' interest in net income per BUC, basic and diluted	$0.39	*	$0.77	**	$1.84	*	$2.51	**
Weighted average number of BUCs outstanding, basic	22,734,412	*	22,676,491	**	22,734,479	*	22,676,038	**
Weighted average number of BUCs outstanding, diluted	22,734,412	*	22,676,491	**	22,734,479	*	22,676,038	**

* On July 31, 2023, the Partnership completed a distribution in the form of additional BUCs at a ratio of 0.00448 BUCs for each BUC outstanding as of June 30, 2023 (the “Second Quarter 2023 BUCs Distribution”). On October 31, 2023, the Partnership completed a distribution in the form of additional BUCs at a ratio of 0.00418 BUCs for each BUC outstanding as of September 29, 2023 (the “Third Quarter 2023 BUCs Distribution”). The amounts indicated in the Condensed Consolidated Statements of Operations have been adjusted to reflect the Second Quarter 2023 BUCs Distribution and the Third Quarter 2023 BUCs Distribution on a retroactive basis.

** On January 31, 2023, the Partnership completed a distribution in the form of additional BUCs at a ratio of 0.0105 BUCs for each BUC outstanding as of December 30, 2022 (the “Fourth Quarter 2022 BUCs Distribution”). On July 31, 2023, the Partnership completed the Second Quarter 2023 BUCs Distribution. On October 31, 2023, the Partnership completed the Third Quarter 2023 BUCs Distribution (collectively, with the Fourth Quarter 2022 BUCs Distribution, and the Second Quarter 2023 BUCs Distribution, the “BUCs Distributions”). The amounts indicated in the Condensed Consolidated Statements of Operations have been adjusted to reflect the BUCs Distributions on a retroactive basis.

Disclosure Regarding Non-GAAP Measures - Cash Available for Distribution

This document refers to Cash Available for Distribution (“CAD”), which is identified as a non-GAAP financial measure. The Partnership believes CAD provides relevant information about the Partnership’s operations and is necessary, along with net income, for understanding its operating results. To calculate CAD, the Partnership begins with net income as computed in accordance with GAAP and adjusts for non-cash expenses or income consisting of depreciation expense, amortization expense related to deferred financing costs, amortization of premiums and discounts, fair value adjustments to derivative instruments, provisions for credit and loan losses, impairments on MRBs, GILs, real estate assets and property loans, deferred income tax expense (benefit) and restricted unit compensation expense. The Partnership also deducts Tier 2 income distributable to the General Partner as defined in the Partnership Agreement and distributions and accretion for the Preferred Units. Net income is the GAAP measure most comparable to CAD. There is no generally accepted methodology for computing CAD, and the Partnership’s computation of CAD may not be comparable to CAD reported by other companies. Although the Partnership considers CAD to be a useful measure of the Partnership’s operating performance, CAD is a non-GAAP measure that should not be considered as an alternative to net income calculated in accordance with GAAP, or any other measures of financial performance presented in accordance with GAAP.

The following table shows the calculation of CAD (and a reconciliation of the Partnership’s net income, as determined in accordance with GAAP, to CAD) for the three and nine months ended September 30, 2023 and 2022 (all per BUC amounts are presented giving effect to the BUCs Distributions on a retroactive basis for all periods presented):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Net income	$9,729,378	$18,516,593	$47,807,772	$62,387,292
Change in fair value of derivative instruments	(4,236,597)	(2,871,716)	(6,820,894)	(6,579,280)
Depreciation and amortization expense	413,433	688,488	1,223,822	2,056,512
Provision for credit losses (1)	(562,000)	-	(1,881,000)	-
Reversal of impairment on securities (2)	-	(5,712,230)	-	(5,712,230)
Reversal of provision for loan loss (3)	-	(593,000)	-	(593,000)
Amortization of deferred financing costs	352,692	982,388	1,751,442	1,926,580
Restricted unit compensation expense	603,473	580,156	1,540,609	919,563
Deferred income taxes	(1,103)	(42,543)	(3,158)	(49,250)
Redeemable Preferred Unit distributions and accretion	(700,156)	(716,490)	(2,245,988)	(2,150,734)
Tier 2 Income allocable to the General Partner (4)	64,919	(70,200)	(3,228,709)	(2,905,748)
Recovery of prior credit loss (5)	(17,344)	(17,345)	(51,656)	(39,968)
Bond premium, discount and origination fee amortization, net of cash received	(45,157)	957,343	(139,384)	819,627
Total CAD	$5,601,538	$11,701,444	$37,952,856	$50,079,364

Weighted average number of BUCs outstanding, basic	22,734,412	22,676,491	22,734,479	22,676,038
Net income per BUC, basic	$0.39	$0.77	$1.84	$2.51
Total CAD per BUC, basic	$0.25	$0.52	$1.67	$2.21
Cash Distributions declared, per BUC	$0.368	$0.359	$1.102	$1.233
BUCs Distributions declared, per BUC (6)	$0.07	$0.20	$0.14	$0.20

(1)
The adjustment for the three and nine months ended September 30, 2023 reflects the change in allowances for credit losses under the CECL standard that was effective for the Partnership as of January 1, 2023 which requires the Partnership to update estimates of expected credit losses for our investments portfolio at each reporting date. The accounting for credit losses for the three and nine months ended September 30, 2022 was subject to previous accounting guidance that was generally applied incurred loss model rather than expected credit losses. There were no credit losses incurred using prior accounting guidance for the three and nine months ended September 30, 2022.

(2)
This amount represents previous impairments recognized as adjustments to CAD in prior periods related to the Provision Center 2014-1 MRB. The property securing the MRB was sold in July 2022 with cash proceeds contributed to the bankruptcy estate. The borrower and the bankruptcy court are finalizing liquidation of the estate and the settlement of all remaining, receivables, payable and expenses such that the Partnership’s share of the proceeds can be distributed. Substantially all the assets of the borrower were liquidated in the third quarter of 2022 such that the Partnership’s loss was effectively realized.

(3)
This amount represents previous impairments recognized as adjustments to CAD in prior periods related to the Cross Creek property loans. Such adjustments were reversed in the third quarter of 2022 upon the settlement of the outstanding balances.

(4)
As described in Note 3 to the Partnership’s condensed consolidated financial statements, Net Interest Income representing contingent interest and Net Residual Proceeds representing contingent interest (Tier 2 income) will be distributed 75% to the limited partners and BUC holders, as a class, and 25% to the General Partner. This adjustment represents 25% of Tier 2 income due to the General Partner.

For the three and nine months ended September 30, 2023, Tier 2 income allocable to the General Partner consisted of approximately $3.8 million related to the gains on sale of Vantage at Stone Creek and Vantage at Coventry in January 2023 and approximately $813,000 related to the gain on sale of Vantage at Conroe in June 2023, offset by a $1.4 million Tier 2 loss allocable to the General Partner related to the Provision Center 2014-1 MRB realized in January 2023 upon receipt of the majority of expected bankruptcy liquidation proceeds.

For the three and nine months ended September 30, 2022, Tier 2 income allocable to the General Partner consisted of approximately $2.6 million related to the gain on sale of Vantage at Murfreesboro in March 2022, and approximately $260,000 related to the gain on sale of Vantage at Westover Hills in June 2022.

(5)
The Partnership determined there was a recovery of previously recognized impairment recorded for the Live 929 Apartments Series 2022A MRB prior to the adoption of the CECL standard effective January 1, 2023. The Partnership is accreting the recovery of prior credit loss for this MRB into investment income over the term of the MRB consistent with applicable guidance. The accretion of recovery of value is presented as a reduction to current CAD as the original provision for credit loss was an addback for CAD calculation purposes in the period recognized.

(6)
The Partnership declared the Second Quarter 2023 BUCs Distribution and the Third Quarter 2023 BUCs Distribution, each payable in the form of additional BUCs equal to $0.07 per BUC for outstanding BUCs as of the record dates of June 30 and September 29, 2023, respectively. The Partnership declared the Third Quarter 2022 BUCs Distribution, payable in the form of additional BUCs equal to $0.20 per BUC for outstanding BUCs as of the record date of September 30, 2022.